Exhibit 4.3

TENTH SUPPLEMENTAL INDENTURE

THIS TENTH SUPPLEMENTAL INDENTURE, dated as of June 2, 2017 (this “Supplemental Indenture”), is between The Sherwin-Williams Company, an Ohio corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, pursuant to the Indenture, dated as of July 31, 2015, between the Company and the Trustee (the “Indenture”), the Company may from time to time issue and sell debt securities in one or more series;

WHEREAS, the Company desires to create and authorize a series of Notes entitled “3.30% Senior Notes due 2025”, limited initially to $235,324,000 in aggregate principal amount (the “2025 Notes”), and to provide the terms and conditions upon which the 2025 Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the 2025 Notes are a series of Notes and are being issued under the Indenture, as supplemented by this Supplemental Indenture, and are subject to the terms contained therein and herein;

WHEREAS, the 2025 Notes are to be substantially in the form attached hereto as Exhibit A; and

WHEREAS, all acts and things necessary to make the 2025 Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as provided in this Supplemental Indenture, the valid, binding and legal obligations of the Company, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed.

NOW, THEREFORE, in order to declare the terms and conditions upon which the 2025 Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such 2025 Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the benefit of each other and for the equal and proportionate benefit of the Holders from time to time of the 2025 Notes, as follows:

Section 1.    Definitions. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture.

“Additional Interest” means all “Additional Interest” then owing pursuant to the Registration Rights Agreement.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as of the time of determination, (a) if the obligation in respect of such Sale/Leaseback Transaction is a

Capital Lease Obligation, the amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee or (b) if the obligation in respect of such Sale/Leaseback Transaction is not a Capital Lease Obligation, the total Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the rate per annum borne by the weighted average interest rate per annum borne by the Notes then outstanding under the Indenture compounded semiannually.

“Change of Control” means the occurrence of any of the following:

(1)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(2)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries);

(3)    the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Voting Stock of the Company outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(4)    the adoption of a plan relating to the liquidation or dissolution of the Company; or

(5)    the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Rating Event.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets (less accumulated depletion, depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated); (ii) current Indebtedness and current maturities of long-term Indebtedness; (iii) minority interests in the Company’s Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of this Supplemental Indenture, (2) was nominated for election to such Board of Directors with the approval of a committee of the Board of Directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Notes” means any notes issued in exchange for 2025 Notes pursuant to the Registration Rights Agreement or similar agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

“Permitted Lien” means, with respect to any Person,

(a)    pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (including government contracts, but excluding contracts for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

(b)    Liens imposed by law, such as carriers’, warehousemen’s, laborers’, materialmen’s, landlords’, vendors’, workmen’s, operators’, producers’ and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(c)    Liens for property taxes, assessments and other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings;

(d)    survey exceptions, encumbrances, easements, defects, irregularities or deficiencies in title to easements, or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that, in all such cases, were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(e)    Liens existing on or provided for under the terms of agreements existing on February 1, 1996;

(f)    Liens on property at the time the Company or any of its Subsidiaries acquired the property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Company; provided, however, that any such Lien may not extend to any other property owned by the Company or any of its Subsidiaries;

(g)    Liens securing a Hedging Obligation so long as such Hedging Obligation is of the type customarily entered into in connection with, and is entered into for the purpose of, limiting risk;

(h)    Liens on accounts receivable or inventory to secure working capital or revolving credit indebtedness incurred in the ordinary course of business;

(i)    Purchase Money Liens;

(j)    Liens securing only Indebtedness of a Wholly Owned Subsidiary of the Company to the Company or one or more Wholly Owned Subsidiaries of the Company;

(k)    Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary of such Person;

(l)    Liens created, assumed or existing in connection with a tax-free financing;

(m)    Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries;

(n)    legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

(o)    rights of a common owner of any interest in property held by such Person;

(p)    Liens placed upon any real property owned on the date of this Supplemental Indenture or thereafter acquired by the Company or any of its Subsidiaries securing Indebtedness in an amount up to 80% of the fair market value of such real property;

(q)    Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (e) through (l) and (p); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (e) through (l) and (p) at the time the original Lien became a Permitted Lien under this Supplemental Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Principal Property” means any manufacturing plant or manufacturing facility, located within the United States of America (other than its territories and possessions), owned or leased by the Company or any Restricted Subsidiary, unless, in the opinion of the Board of Directors, such plant, facility or property is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

“Purchase Money Lien” means a Lien on property securing Indebtedness incurred by the Company or any of its Subsidiaries to provide funds for all or any portion of the cost of acquiring, constructing, altering, expanding, improving or repairing such property or assets used in connection with such property.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the 2025 Notes or fails to make a rating of the 2025 Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.

“Rating Event” means the rating on the 2025 Notes is lowered by each of the Rating Agencies and the 2025 Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of (i) the occurrence of the Change of Control and (ii) the first public announcement by the Company of any Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the 2025 Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Registration Rights Agreement” means the registration rights agreement dated as of the date of this Supplemental Indenture, among the Company, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Notes Legend” has the meaning set forth in Section 9(d) herein.

“Restricted Period” shall have the meaning set forth in Section 9(c) herein.

“Restricted Subsidiary” means at any time any Subsidiary of the Company (i) substantially all the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions) and (ii) that owns or leases a Principal Property or that, in the event of a Sale/Leaseback Transaction, will own or lease a Principal Property.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., or any successor thereto.

“Sale/Leaseback Transaction” means an arrangement relating to Principal Property owned on the date of this Supplemental Indenture or thereafter acquired whereby the Company or any of its Restricted Subsidiaries transfers such Principal Property to a Person and the Company or any of its Restricted Subsidiaries leases it from such Person.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Company).

“Transfer Restricted Note” means any 2025 Note that bears or is required to bear the Restricted Notes Legend.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 2.    Creation and Authorization of Series.

(a)    There is hereby created and authorized the following new series of Notes to be issued under the Indenture, to be designated as the “3.30% Senior Notes due 2025.”

(b)    The 2025 Notes shall be limited initially to $235,324,000 in aggregate principal amount. Notwithstanding the foregoing initial aggregate principal amount, the Company may, from time to time, without notice to or consent of the Holders of the 2025 Notes, increase the principal amount of the 2025 Notes that may be issued under this Supplemental Indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same terms (other than the date of issuance and, under certain circumstances, the initial interest payment date, the date from which interest thereon will begin to accrue and the issue price), and will carry the same right to receive accrued and unpaid interest, as the 2025 Notes previously issued, and such additional notes will form a single series with the 2025 Notes, including for purposes of voting, redemptions and offers to purchase and will rank equally and ratably with the 2025 Notes previously issued; provided that if such additional notes are not fungible with the 2025 Notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

(c)    The date on which the principal is payable on the 2025 Notes shall be as provided in the form of security attached hereto as Exhibit A.

(d)    The 2025 Notes shall bear interest as provided in the form of security attached hereto as Exhibit A. The interest payment dates and the record dates for the determination of Holders of the 2025 Notes to whom such interest is payable shall be as provided in the form of security attached hereto as Exhibit A. Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the 2025 Notes. If Additional Interest is payable on the 2025 Notes, the Company shall provide an Officer’s Certificate to the Trustee on or before the record date for each Interest Payment Date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Company relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office of the Trustee such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of any Additional Interest owed, or with respect to the method employed in such calculation of any Additional Interest. If the Company has paid Additional Interest directly to the applicable Holder, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

(e)    The 2025 Notes shall be redeemable at the option of the Company as set forth in Section 4 of the form of security attached hereto as Exhibit A.

(f)    The 2025 Notes are not entitled to any sinking fund.

(g)    Upon a Change of Control Triggering Event, the Company shall be required to make an offer to repurchase the 2025 Notes as provided in Section 3 of this Supplemental Indenture.

(h)    The 2025 Notes will be issued only in fully registered form, without coupons, in denominations provided in Section 8 of the form of security attached hereto as Exhibit A.

(i)    Article 8 of the Indenture shall be applicable to the 2025 Notes. The covenants described in Sections 3, 4, 5 and 6 of this Supplemental Indenture shall be subject to the covenant defeasance option set forth in Section 8.03 of the Indenture.

(j)    The 2025 Notes shall be issued in the form of a Global Note substantially in the form of Exhibit A attached hereto. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the 2025 Notes. Additional provisions applicable to the 2025 Notes issued in the form of a Global Note are set forth in Section 10 of the form of 2025 Note attached hereto as Exhibit A. To the extent inconsistent therewith, such provisions supersede the provisions set forth in Section 2.14 of the Indenture.

(k)    The Trustee, initial Paying Agent and Registrar for the 2025 Notes will be Wells Fargo Bank, National Association, and the initial place of payment (“Place of Payment”) will be the office or agency of the Trustee located at MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55415, Attn: Corporate Trust Operations.

(l)    The covenants and definitions set forth in the Indenture and the terms set forth in Article 5 of the Indenture shall be applicable to the 2025 Notes.

(m)    Except as otherwise set forth herein and in the 2025 Notes, the terms of the 2025 Notes shall be as set forth in the Indenture, including those made part of the Indenture by reference to the TIA.

Section 3.    Purchase of Notes upon a Change of Control Triggering Event.

(a)    If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the 2025 Notes as set forth in Section 4 of the form of security attached hereto as Exhibit A, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s 2025 Notes on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of 2025 Notes repurchased, plus accrued and unpaid interest, if any, on the 2025 Notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the 2025 Notes with a copy to the Trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the 2025 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (or with respect to Global Notes, to the extent permitted or required by the Applicable Procedures, sent electronically) or, if the notice is mailed or sent prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed or sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b)    By 10:00 a.m., Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all 2025 Notes or portions of 2025 Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent (or, if the Company is acting as the Company’s own Paying Agent, segregate and hold in trust) an amount equal to the Change of Control Payment in respect of all 2025 Notes or portions of 2025 Notes properly tendered and (3) deliver or cause to be delivered to the Trustee the 2025 Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of 2025 Notes or portions of 2025 Notes being repurchased.

(c)    The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the rating status of the Company, making any request upon any of the Rating Agencies or any Substitute Rating Agency, or determining whether any Rating Event has occurred.

(d)    The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all 2025 Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any 2025 Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture or this Supplemental Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(e)    The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2025

Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 3, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under this Section 3 by virtue of any such conflict.

Section 4.    Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, issue, incur, create, assume, guarantee or permit to exist any Indebtedness secured by a Lien on any Principal Property, or shares of capital stock of any Restricted Subsidiary, whether owned on the date of this Supplemental Indenture or thereafter acquired, unless the Company contemporaneously secures the 2025 Notes equally and ratably with (or prior to) such Indebtedness; provided that any Lien created for the benefit of the Holders of the 2025 Notes pursuant to this provision shall be automatically and unconditionally released and discharged upon release and discharge of the Lien that resulted in such provision becoming applicable. The preceding sentence shall not require the Company to secure the 2025 Notes if the Lien consists of the following:

(a)    Permitted Liens; or

(b)    Liens other than Permitted Liens, provided that the aggregate amount of all Indebtedness secured by Liens other than Permitted Liens shall not exceed 20% of Consolidated Net Tangible Assets calculated as of the date of the creation or incurrence of such Lien.

Section 5.    Limitation on Sale and Lease-Back Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless (a) the Company or such Restricted Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the 2025 Notes pursuant to Section 4 of this Supplemental Indenture or (b) the Company, within six months from the effective date of such Sale/Leaseback Transaction, applies to the voluntary defeasance or retirement of the 2025 Notes or other Indebtedness ranking pari passu with the 2025 Notes (excluding retirements as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity) an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction; provided that the foregoing will not prevent the Company or any Restricted Subsidiary from (x) entering into any Sale/Leaseback Transaction involving a lease with a term of less than three years or (y) entering into any Sale/Leaseback Transaction between a Restricted Subsidiary and the Company or between Restricted Subsidiaries.

Section 6.    SEC Reports.

(a)    The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the SEC, after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then the

Company shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC and within 15 days after such information, documents or reports are due with respect to a non-accelerated filer and after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act, such information, documents or reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Notwithstanding the foregoing, (i) the Company will be deemed to have furnished such information, documents or reports referred to above to the Trustee if the Company has filed such information, documents or reports with the SEC via the EDGAR filing system (or any successor system) or, if at any time the Company is no longer subject to reporting under Section 13 or Section 15(d) of the Exchange Act and is not permitted to file such information, documents or reports with the SEC, if the Company posts such information, documents or reports on the Company’s publicly available website and (ii) if at any time the Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will not be deemed to have failed to comply with any of its obligations under this Section 6(a) until 30 days after the date any information, document or report hereunder is required to be filed with the Trustee.

(b)    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture or this Supplemental Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR filing system (or its successor) or postings to any website have occurred.

Section 7.    Events of Default. The Events of Default in Section 6.01 of the Indenture shall be applicable to the 2025 Notes. In addition, the following shall be Events of Default with respect to the 2025 Notes:

(a)    failure to make the required Change of Control Payment when due and payable in accordance with the terms of Section 3 of this Supplemental Indenture; and

(b)    default in the performance or breach of any covenant of the Company in any of Sections 4, 5 or 6 of this Supplemental Indenture, which default continues uncured for a period of 90 days after (i) the Company receives written notice from the Trustee or (ii) the Company and the Trustee receive written notice from Holders of not less than 25% in aggregate principal amount of the 2025 Notes outstanding.

Section 8.    Transfer Restrictions.

(a)    The initial offering and sale of the 2025 Notes shall not be registered under the Securities Act or any state securities laws. The 2025 Notes shall be offered pursuant to exemptions from the registration requirements of the Securities Act in reliance upon Rule 144A and Regulation S promulgated under the Securities Act. For so long as any of the 2025 Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) promulgated under the

Securities Act, the Company shall, if the Company is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, furnish to any Holder or beneficial owner of such 2025 Notes, or to any prospective purchaser of such 2025 Notes designated by such Holder or beneficial owner, in each case upon the written request of such Holder, beneficial owner or prospective purchaser, the information required to be provided pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

(b)    The following provisions shall apply with respect to any proposed transfer of any Transfer Restricted Note prior to the expiration of the holding period applicable to sales of such 2025 Notes under Rule 144, and the Registrar shall refuse to register any transfer of such 2025 Notes not complying with the restrictions set forth in the Restricted Notes Legend and in this Section 8. In addition to the requirements set forth in Section 2.07 of the Indenture, Transfer Restricted Notes that are presented or surrendered for registration of transfer or exchange pursuant to Section 2.07 of the Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

(i)

if such Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto);

(ii)

if such Transfer Restricted Notes are being transferred (1) to a QIB in accordance with Rule 144 or (2) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

(iii)

if such Transfer Restricted Notes are being transferred pursuant to an exemption from registration in accordance with Rule 903 or Rule 904 of Regulation S, certifications to that effect from such Holder (in substantially the form of Exhibit B and Exhibit C hereto); or

(iv)

if such Transfer Restricted Notes are being transferred in reliance on and in compliance with (1) an exemption from registration in accordance with Rule 144 under the Securities Act or (2) another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B attached hereto) and an opinion of counsel, certification or other evidence as may reasonably be required to that effect if the Company or the Trustee so requests.

(c)    A Holder of a beneficial interest in Regulation S Global Note who wishes to transfer its interest in such 2025 Note to a QIB in accordance with Rule 144A who takes delivery in the form of a beneficial interest in the Rule 144A Global Note shall deliver to the Registrar a certification to that effect (in substantially the form of Exhibit C attached hereto) upon which the Registrar may conclusively rely. After the expiration of the Restricted Period, interests in the Regulation S Global Note may be transferred without requiring the certification set forth in this Section 8(c).

(d)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.07 of the Indenture and Section 8 and Section 9 hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act; provided, however, that prior to the expiration of the Restricted Period, transfers and exchanges of beneficial interests in the Regulation S Global Note may be made pursuant to such restrictions only (1) to a Person that is not a U.S. person or for the account or benefit of a Person that is not a U.S. person within the meaning of Regulation S under the Securities Act or (2) to a QIB, in each case that hold such interests through Euroclear or Clearstream.

(e)    If 2025 Notes are issued upon the registration of transfer, exchange or replacement of 2025 Notes not bearing the Restricted Notes Legend, the 2025 Notes so issued shall not bear such legend. If 2025 Notes are issued upon the registration or transfer, exchange or replacement of 2025 Notes bearing the Restricted Notes Legend, or if a request is made to remove the Restricted Notes Legend on a 2025 Note, the 2025 Notes so issued shall bear the Restricted Notes Legend, or the Restricted Notes Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company that neither the Restricted Notes Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S, that such 2025 Notes are not “restricted securities” within the meaning of Rule 144 or that such 2025 Notes were transferred pursuant to an effective registration statement under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver a 2025 Note that does not bear the Restricted Notes Legend. If a Restricted Notes Legend is removed from the face of a 2025 Note and the 2025 Note is subsequently held by an Affiliate of the Company, the Restricted Notes Legend shall be reinstated.

(f)    Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall have any responsibility to receive any letters, opinions or certifications, nor any responsibility to monitor compliance with any transfer restrictions, in connection with any transfer or exchange of any beneficial interest in a Global Note for a beneficial interest in the same Global Note.

(g)    Notwithstanding the foregoing, in the event that any Transfer Restricted Notes are exchanged for Exchange Notes in connection with an effective registration statement pursuant to the Registration Rights Agreement, the Company shall issue and, at the direction of the Company, the Trustee shall authenticate the Exchange Notes in exchange for Transfer Restricted Notes accepted for exchange in the exchange offer, which Exchange Notes shall not bear the Restricted Notes Legend, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes.

Section 9.    Form of Notes/Legends.

(a)    The 2025 Notes are being offered only to (A) Persons reasonably believed to be QIBs in reliance on Rule 144A and (B) non U.S. persons in reliance on Regulation S. Such 2025

Notes may thereafter be transferred to, among others, QIBs, and purchasers in reliance on Regulation S, in each case, in accordance with the procedures described herein. Exchange Notes exchanged for interests in the Rule 144A Notes and the Regulation S Notes will be issued in the form of permanent Global Notes deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in the form of security attached as Exhibit A (the “Exchange Global Notes”). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Exchange Global Notes may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate.

(b)    The 2025 Notes offered to QIBs in the United States of America in reliance on Rule 144A (the “Rule 144A Notes”) shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security attached as Exhibit A (the “Rule 144A Global Notes”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or its nominee, as hereinafter provided.

(c)    The 2025 Notes offered to non U.S. persons outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent global note including appropriate legends as set forth in the form of security as attached hereto as Exhibit A (the “Regulation S Global Notes” and, together with the Rule 144A Global Notes and the Exchange Global Notes, the “Global Notes”). Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for the Depositary. Prior to the 40th day after the date the 2025 Notes are issued (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Note may only be transferred to non U.S. persons pursuant to Regulation S, unless exchanged for interests in a Global Note in accordance with the transfer and certification requirements described herein. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

(d)    Unless and until (i) a 2025 Note issued as a Transfer Restricted Note is sold under an effective registration statement, (ii) a 2025 Note issued as a Transfer Restricted Note is exchanged for an Exchange Note in connection with an effective registration statement pursuant to the Registration Rights Agreement or (iii) the Company receives an opinion of counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act:

(i)	each Transfer Restricted Note shall bear the following legend on the face thereof (the “Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE SHERWIN-WILLIAMS COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE SHERWIN-WILLIAMS COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE SHERWIN-WILLIAMS COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(ii)	each Global Note shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH

OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 10.    Effect of Supplemental Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Supplemental Indenture.

Section 11.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE 2025 NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.    Trustee Not Responsible for Recitals or Issuance of 2025 Notes. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or of the 2025 Notes other than with respect to the Trustee’s authentication of the 2025 Notes and execution of this Supplemental Indenture. The Trustee shall not be accountable for the use or application by the Company of the 2025 Notes or the proceeds thereof.

Section 13.    Conflict with TIA. If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provisions shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 14.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes.

[The remainder of this page is left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE SHERWIN-WILLIAMS COMPANY

By:	/s/ Allen J. Mistysyn
	Name:	Allen J. Mistysyn
	Title:	Senior Vice President – Finance and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

[Signature Page to Tenth Supplemental Indenture]

Exhibit A

FORM OF LEGEND FOR GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert if Global Note: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY]

[FOR TRANSFER RESTRICTED NOTES: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, OR (B) IT IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES FOR THE BENEFIT OF THE SHERWIN-WILLIAMS COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE SHERWIN-WILLIAMS COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE

SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AN EXHIBIT TO THE INDENTURE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE SHERWIN-WILLIAMS COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

Registered No.	THE SHERWIN-WILLIAMS COMPANY 3.30% SENIOR NOTE DUE 2025	Registered Rule 144A CUSIP Reg S CUSIP Unrestricted CUSIP

Original Issue Date: June 2, 2017	Maturity Date: February 1, 2025

Principal Amount: $235,324,000

Interest Rate: 3.30%	Specified Currency: U.S. Dollars

Interest Payment Dates: February 1 August 1	Regular Record Dates: January 15 July 15

Redemption at Option of the Company:

Redemption Date(s)	Redemption Price(s)
At Any Time	As set forth in Section 4 on the reverse side hereof.

This security (this “Security”) is a registered security of THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (together with its successors, if any, the “Company”). This

Security is one of a series of Notes (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as the 3.30% Senior Notes due 2025. Subject to the provisions hereof, the Company, for value received, hereby promises to pay to [●] [Insert if Global Note: CEDE & CO.], or registered assigns, the Principal Amount set forth on the face hereof [Insert if Global Note: or such amount as may be set forth on the Schedule of Increases or Decreases of Interests in the Global Note attached hereto] on the Maturity Date shown above and to pay the premium, if any, and interest thereon, as described on the reverse hereof.

The principal of (and premium, if any) and interest on this Security are payable by the Company in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture by an authorized signatory thereof, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

[The remainder of this page is left blank intentionally]

THE SHERWIN-WILLIAMS COMPANY

Dated:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

THE SHERWIN-WILLIAMS COMPANY

3.30% SENIOR NOTE DUE 2025

1.     This Security is one of the duly authorized issue of notes or other debt instruments (hereinafter called the “Notes”) of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of July 31, 2015, between the Company and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America (herein called the “Trustee”) and the Tenth Supplemental Indenture, dated as of June 2, 2017, between the Company and the Trustee (collectively, the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations and duties thereunder of the Trustee and any agent of the Trustee or the Company, any Paying Agent for this Security, the Company and the Holders of the Notes and the terms upon which the Notes are issued and are to be authenticated and delivered.

This Security is one of the series of Notes of the Company issued pursuant to the Indenture designated as the 3.30% Senior Notes due 2025 (the “2025 Notes”).

2.     A. The regular record date (the “Regular Record Date”) with respect to any Interest Payment Date (as defined below) shall be the applicable date specified as such on the face hereof (whether or not such date shall be a Business Day (as defined below)) immediately preceding such Interest Payment Date. If the Regular Record Date for the first Interest Payment Date occurs on or prior to the issue date of this Note, the Regular Record Date for such first Interest Payment Date shall be deemed the close of business on the day immediately preceding such Interest Payment Date. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. “Business Day” means, with respect to any Place of Payment, any day other than a Legal Holiday.

B.     The Company promises to pay interest on the Principal Amount at the rate per annum shown on the face hereof until the Principal Amount hereof is paid or made available for payment or upon earlier redemption or repayment. The Company will pay interest semiannually in arrears on the Interest Payment Dates set forth on the face hereof (each such date, an “Interest Payment Date”), commencing August 1, 2017, and on the Maturity Date. Interest shall accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including February 1, 2017, to but excluding the next succeeding Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. If any payment is required to be made in respect of this Security on a date (including the Maturity Date, a redemption date, a Change of Control Payment Date or an Interest Payment Date) that is not a Business Day, the related payment shall be made on the next succeeding Business Day as if made on the date the payment is due, and no interest shall accrue on such payment for the intervening period.

C.     The Company shall pay all Additional Interest, if any, on the applicable Interest Payment Date in the same manner as interest is paid on the 2025 Notes and in the amounts set forth in the Registration Rights Agreement.

3.     As long as the 2025 Notes are represented by one or more Global Notes, all payments of interest will be made by the Company in immediately available funds to the accounts specified by the Depositary or a nominee of the Depositary. Otherwise, payments of interest on the 2025 Notes due on Interest Payment Dates will be made by immediately available funds to accounts with financial institutions in the United States specified by the Persons entitled thereto by notice given to the Paying Agent at least ten calendar days prior to the applicable Interest Payment Date or, if no such account is so specified, by check mailed to the Persons entitled thereto. Principal and any premium and (if such day is not an Interest Payment Date) interest payable at the Stated Maturity, on redemption or repayment of a 2025 Note will be paid in immediately available funds upon surrender of such 2025 Note at the Place of Payment. Initially, Wells Fargo Bank, National Association will be the Paying Agent and the Registrar with respect to the 2025 Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar and to appoint additional or other Paying Agents and a different Registrar and to approve any change in the office through which any Paying Agent or Registrar acts; provided that the Company shall at all times maintain a Paying Agent and Place of Payment for the 2025 Notes.

4.     At any time and from time to time, the 2025 Notes are redeemable, in whole or in part, at the option of the Company, on notice given as provided in the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.

Notwithstanding the foregoing, if the 2025 Notes are redeemed on or after November 1, 2024 (the date that is three months prior to the Maturity Date), the 2025 Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

For purposes of determining the redemption price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 2025 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such 2025 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the arithmetic average of the four Reference Treasury Dealer Quotations for such redemption date,

after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in The City of New York.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc. and Wells Fargo Securities, LLC or their respective affiliates that are Primary Treasury Dealers, and, in each case, their respective successors; and (ii) two other Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to: (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining term of the 2025 Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

If less than all of the 2025 Notes are to be redeemed, the 2025 Notes to be redeemed shall be selected in accordance with Section 3.02 of the Indenture.

Notice of redemption shall be given as provided in Section 3.03 of the Indenture. A notice of redemption may not be conditional. The Trustee shall not be responsible for the calculation of the redemption price for any such redemption. The Company shall calculate such redemption price and promptly notify the Trustee thereof.

5.     If an Event of Default with respect to the 2025 Notes shall occur and be continuing, the principal and interest thereon of all of the 2025 Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

6.     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Notes of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding of each series to be affected thereby on behalf of the Holders of all Notes of such series. In addition, the Indenture permits the Company and the Trustee to enter into supplemental indentures to the Indenture, without the consent of Holders, for certain purposes, including to cure any ambiguity or to correct or supplement any provision contained in the Indenture and to make changes that do not adversely affect the rights of any Holder in any material respect. The Indenture also permits the Holders of a majority in aggregate principal amount of the Notes at the time outstanding of each series on behalf of the Holders of all Notes of such series, to waive certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any 2025 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other 2025 Notes.

7.    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Security at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

8.     The authorized denominations of the 2025 Notes are $2,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and except as provided therein and herein, the 2025 Notes are exchangeable for a like aggregate principal amount of 2025 Notes of a different authorized denomination, as requested by the Holder surrendering the same.

9.     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Note register, upon surrender of this Security for registration of transfer at the office of the Registrar or co-registrar designated by the Company for such purpose. Every 2025 Note presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder or its attorney duly authorized in writing.

Prior to due presentment for registration of transfer, the Company, the Trustee, any Paying Agent and any Registrar may treat the Person in whose name this Security is registered as the absolute owner thereof for all purposes (subject to Section 2.A hereof), whether or not such Security is overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by notice to the contrary.

No service charge shall be made for any exchange or registration of transfer of any 2025 Note, with certain exceptions, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

10.     This Security is a Global Note. Accordingly, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of participants) and the records of participants (with respect to interests of Persons other than participants).

So long as the Depositary or its nominee is the registered owner of this Security, the Depositary or that nominee, as the case may be, will be considered the sole legal owner or Holder of the 2025 Notes represented by this Security for all purposes of the 2025 Notes and the Indenture. Except as provided below, owners of beneficial interests in this Security (1) will not be entitled to have the 2025 Notes represented by this Security registered in their names, (2) will not receive or be entitled to receive physical delivery of certificated securities and (3) will not be considered the owners or Holders of the 2025 Notes represented by that beneficial interest under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each Person owning a beneficial interest in this Security must rely on the procedures of the Depositary and, if that Person is not a Depositary participant or indirect participant, on the procedures of the participant through which that Person owns its interest, to exercise any rights of a Holder of 2025 Notes under the Indenture or this Security.

Except as provided in Section 2.14(b) of the Indenture, beneficial interests in this Security may not be exchanged for certificated securities.

Payments with respect to the principal of and interest on this Security will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered Holder of this Security under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names this Security are registered as the owners hereof for the purpose of receiving payment thereon (except as provided in Section 2.A hereof) and for any and all other purposes whatsoever. None of the Company, the Trustee, any Registrar, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of beneficial ownership interests in this Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (b) the payments to the beneficial owners of this Security of amounts paid to the Depositary or its nominee or (c) any other matter relating to the actions or practices of the Depositary, its nominee or any of its direct or indirect participants.

11.     Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

12.     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE 2025 NOTES, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

CERTIFICATE OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

Please print or typewrite name and address including zip code of assignee                                          the within 2025 Note and all rights thereunder, and hereby irrevocably constituting and appointing                      attorney to transfer said 2025 Note on the books of the Registrar with full power of substitution in the premises.

Dated:

NOTICE:
The signature to this assignment must correspond with the name as it appears upon the face of the within 2025 Note in every particular, without alteration or enlargement or any change whatever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2025 Note purchased by the Company pursuant to Section 3 of the Tenth Supplemental Indenture, check the box below:

☐  Section 3

If you want to elect to have only part of this 2025 Note purchased by the Company pursuant to Section 3 of the Tenth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is $[●]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF NOTES

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re: 3.30% Senior Notes due 2025 (the “Notes”) of THE SHERWIN-WILLIAMS COMPANY (the “Company”)

This Certificate relates to $         principal amount of Notes held in book-entry or definitive form by (the “Transferor”). The Transferor has requested the Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the Transfer does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because:

Such Note or beneficial interest is being acquired for the Transferor’s own account without transfer.

Such Note or beneficial interest is being transferred to (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act, that is purchasing for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the Transfer is being made in reliance on Rule 144A; or (ii) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Supplemental Indenture setting forth the terms of the Notes pursuant to the Indenture).

Such Note or beneficial interest is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act provided by Rule 144 or (ii) an effective registration statement under the Securities Act.

Such Note or beneficial interest is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests).

Fill in blank or check appropriate item, as applicable.

Date:

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S

Wells Fargo Corporate Trust-DAPS Reorg

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re: 3.30% Senior Notes due 2025 (the “Notes”) of THE SHERWIN-WILLIAMS COMPANY (the “Company”)

This Certificate relates to $         principal amount of Notes held in book-entry form by (the “Transferor”).

The Transferor has requested the Security Registrar by written order to exchange or register the transfer of a Note or Notes or beneficial interests therein (the “Transfer”) for an interest in the Regulation S Temporary Global Note to be held with [Euroclear] [Clearstream] through the Depositary (in each case as defined in the Indenture related to the above-referenced Notes).

In connection with such request and in respect of each such Note or beneficial interest therein, the Transferor does hereby certify that the Transferor is familiar with such Indenture and Establishment Action and that:

(a) the offer of such Notes or beneficial interests was not made to a person in the United States or for the benefit of a person in the United States (other than an Initial Purchaser);

(b) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States; or the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(c) no directed selling efforts have been made by the Transferor in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”), as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) if the proposed transfer is being made prior to the expiration of a 40-day “distribution compliance period” as defined in Regulation S under the Securities Act, the transfer is being made (a) to a person that is not a U.S. person or for the account or benefit of a person that is not

C-1

a U.S. person within the meaning of Regulation S under the Securities Act; or (b) to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case that holds such Note or beneficial interests through [Euroclear] [Clearstream].

C-2

Date:

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

C-3